SUB ITEM 77Q1(a)


An Amendment dated November 14, 2008, to the Amended and Restated Declaration of Trust, dated December 16, 2004, is contained in Post-Effective
Amendment No. 69 to the Registration Statement of MFS Series Trust X
(File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on December 23, 2008, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.